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                                                                   Exhibit 14(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
The MainStay Funds:

We consent to the references to our firm under the headings "Financial Highlights" and "Independent Registered Public Accountants" in the Proxy Statement/Prospectus in this Registration Statement on Form N-14 of the MainStay Large Cap Growth Fund.


/s/ KPMG LLP

Philadelphia, Pennsylvania
March 2, 2005